Exhibit 14.1 under Form N-14


                          PRICEWATERHOUSECOOPERS, LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form N14 of our report dated March 14, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to Shareholders of the Golden Oak Growth Portfolio, the Golden Oak Value Portfolio, the Golden Oak Small Cap Value Portfolio, the Golden Oak International Equity Portfolio, the Golden Oak Intermediate-Term Income Portfolio, the Golden Oak Michigan Tax Free Bond Portfolio and the Golden Oak Prime Obligation Money Market Portfolio (constituting seven portfolios of The Arbor Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", and "Financial Statements" in such Registration Statement.

By: /s/ PRICEWATERHOUSECOOPERS, LLP
Pricewaterhousecoopers, LLP
Independent Accountants

Philadelphia, PA
July 15, 2002